Results of Annual Meeting of Stockholders

ANNUAL MEETING

The Fund held its Annual Meeting of Stockholders on April 21, 2011. At the meeting, stockholders elected the nominees proposed for election to the Fund's Board of Directors. The following table provides information concerning the matter voted on at the meeting:

I.	Election of Directors

NOMINEE
Leslie H. Gelb
VOTES FOR
30,849,044
VOTES WITHHELD
1,382,637
NON-VOTING SHARES
0
TOTAL VOTING AND NON-VOTING SHARES
32,231,681



NOMINEE
Stephane R. F. Henry
VOTES FOR
31,083,314
VOTES WITHHELD
1,148,367
NON-VOTING SHARES
0
TOTAL VOTING AND NON-VOTING SHARES
32,231,681



NOMINEE
Luis F. Rubio
VOTES FOR
30,927,413
VOTES WITHHELD
1,304,268
NON-VOTING SHARES
0
TOTAL VOTING AND NON-VOTING SHARES
32,231,681


At June 30, 2011, in addition to Leslie H. Gelb, Luis F.
Rubio and Stephane R. F. Henry, the other directors of the Fund were as follows:

Robert L. Friedman
Prakash A. Melwani
Lawrence K. Becker
Jeswald W. Salacuse
J. Marc Hardy